Exhibit 10.15
                                TERM A LOAN NOTE

U.S. $14,315,000.00                                             October 29, 2003

      FOR VALUE RECEIVED, the undersigned, EASY GARDENER PRODUCTS, LTD., a Texas limited partnership (the "Borrower"), hereby promises to pay to CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the "Lender"), the aggregate principal amount at any time outstanding of the Term A Loan made by Lender to Borrower pursuant to the Loan Agreement, which amount shall not exceed Fourteen Million Three Hundred Fifteen Thousand Dollars ($14,315,000.00), in lawful money of the United States of America in immediately available funds, with interest thereon, and all other Obligations related thereto under and pursuant to the Term Loan and Security Agreement dated as of the date hereof among Borrower, the other Credit Parties, Lender (in its capacity as a Lender and as administrative, payment and collateral agent for the Lenders), and other Lenders party thereto from time to time (as it may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), all at the times and in the manner set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

      1. Interest and Payments.

            (a) Borrower promises to pay interest on the outstanding principal amount of this Term A Loan Note from the date of funding of the Term A Loan until such principal amount is indefeasibly paid in full in cash. Interest on the outstanding principal amount of this Term A Loan Note shall be due and payable monthly in arrears on the first calendar day of each calendar month, commencing with the month of November, 2003, at an annual rate equal to the greater of (i) the Prime Rate plus five and three-quarter percent (5.75%) and
(ii) ten percent (10%), calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period.

            (b) Payments of interest on the Term A Loan and other Obligations related to the Term A Loan shall be made only by wire transfer on the date when due, without offset or counterclaim, in U.S. dollars, in immediately available funds as required in the Loan Agreement. Notwithstanding and without limiting or being limited by any other provision of this Term A Loan Note or any other Loan Document, any payments or prepayments received under this Term A Loan Note shall be credited and applied in such manner and order as described in the Loan Agreement.

      2. Maturity and Principal Payments. Unless earlier due and payable in accordance with the Loan Agreement or accelerated under the Loan Documents, this Term A Loan Note and the Term A Loan shall mature, and all amounts outstanding hereunder and all other Obligations under the Loan Documents relating to the Term A Loan, shall become due and payable in full on the Maturity Date. Borrower shall make payments on the principal amount of the Term A Loan outstanding hereunder as required pursuant to the Loan Agreement.

      3. Default Rate. Notwithstanding any other provision of this Term A Loan Note, the late fee, if any, and default rates set forth in the Loan Agreement shall apply to this Term A Loan Note.

      4. Loan Agreement. This Term A Loan Note is referred to in, made pursuant to, and entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, (i) provides for the making of the Term A Loan by Lender to Borrower in the aggregate maximum dollar amount first mentioned above, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified, and
(iii) contains provisions defining an Event of Default and the rights and remedies of the parties thereto. This Term A Loan Note is a secured note, entitled to the benefits of and security interests granted in, among other things, the Loan Agreement and the other Loan Documents.

      5. Prepayments. This Term A Loan Note may be prepaid in whole or in part only as permitted in the Loan Agreement and shall be prepaid, in each case as provided or required in the Loan Agreement. No payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of Lender hereunder or under the Loan Documents unless and until the Obligations have been performed in full and indefeasibly paid in full in cash and the Loan Agreement has been terminated.

      6. Payments Due on a Day other than a Business Day. If any payment to be made on or under this Term A Loan Note is stated to be due or becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

      7. Waivers. Borrower hereby agrees that the provisions of the Loan Agreement relating to waivers and rights and remedies shall apply to this Term A Loan Note.

      8. Lawful Limits. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid by Borrower for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and any interest or any other charges of any kind received which might be deemed to be interest under applicable law in excess of the maximum lawful rate shall be applied in accordance with the Loan Agreement.

      9. Governing Law. This Term A Loan Note shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of laws provisions.

                  [Remainder of Page Intentionally Left Blank]

This Term A Loan Note is executed as of the date first written above.


                                         EASY GARDENER PRODUCTS, LTD.,
                                         a Texas limited partnership

                                         By:  E G Product Management, L.L.C.,
                                              its General Partner


                                         By:  /s/ Richard Grandy
                                              -------------------------------
                                         Name: Richard Grandy
                                              -------------------------------
                                         Title: Manager
                                              -------------------------------


                                                    EASY GARDENER PRODUCTS, LTD.
                                                                TERM A LOAN NOTE
                                                                  Signature page